UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 23, 2005

RENT-WAY, INC.
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(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA
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(State or Other Jurisdiction of Incorporation)

0-22026	25-1407782

(Commission File Number)	(IRS Employer Identification No.)

One RentWay Place, Erie, Pennsylvania	16505

(Address of Principal Executive Offices)	(Zip Code)

(814) 455-5378
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (b)        On March 23, 2005, Rent-Way, Inc. (the “Company”) announced that William E. Morgenstern, the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, will relinquish the roles of President and Chief Executive Officer of the Company, effective May 1, 2005. Mr. Morgenstern will remain as the non-executive Chairman of the Board of Directors of the Company.

    (c)        On March 23, 2005, the Company announced the appointment of William S. Short, age 46, the Company’s Executive Vice-President and Chief Operating Officer, as President of the Company. Mr. Short was hired by the Company in 1996 and has served in various operations positions including Executive Vice President-Operations, Divisional Vice President-Operations, Vice President of Operations Administration, Director of Operations and Regional Manager. In July 2002, he was appointed Senior Vice President of Operations. In February 2004, he was appointed Executive Vice President and Chief Operating Officer. Prior to his employment with the Company, he was employed by Rent-A-Center, Inc. for twelve years where he held various field positions the last being Market Manager.

        The Company has an employment agreement with Mr. Short pursuant to which he is currently employed full-time as the company’s Executive Vice President and Chief Operating Officer for a term that originally commenced as of July 1, 2002. A description of the material terms of Mr. Short’s current employment agreement is contained in the Company’s most recent Schedule 14A filed with the SEC on January 28, 2005, and such description is incorporated herein by this reference. The Company is currently negotiating a new employment agreement with Mr. Short.

        On March 23, 2005, the Company issued a press release to announce the foregoing changes in management roles. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated in this report by reference.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    (a)        On March 21, 2005, the Company’s Board of Directors approved certain amendments to the Company’s Bylaws. Under the amendments, the Board of Directors has the option to elect a Vice Chairman of the Board of Directors, and any Vice Chairman of the Board of Directors (or the President, if no Vice Chairman has been elected), may preside over shareholder and Board of Director meetings in the absence of the Chairman. Under the prior provision, the Board of Directors were required to elect a Vice Chairman of the Board of Directors who would preside at shareholder and Board of Director meetings in the Chairman’s absence. Under the amendments, the President is deemed the Chief Executive Officer of the Company, unless the Board of Directors determines otherwise and the Board of Directors may determine additional duties of the Chairman, including acting as Chief Executive Officer. Under the prior provision, the President was deemed the Chief Executive Officer of the Company. In addition, the amendments clarify that the rank and specific areas of responsibility of each Vice President of the Company will be designated by the Board of Directors or the President.

Item 9.01     Financial Statements and Exhibits.

(c)     Exhibits:

         99.1 Press release dated March 23, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Rent-Way, Inc.

Date: March 23, 2005	By: /s/William A. McDonnell
Name: William A. McDonnell
Title: Vice President & CFO

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated March 23, 2005.